Exhibit 10.23

First Amendment to the

PARSONS CORPORATION EXECUTIVE RESTORATION PLAN

(As Amended Through January 1, 2013)

The Parsons Corporation Executive Restoration Plan (As Amended Through January 1, 2013) is hereby amended as follows, unless otherwise indicated:

1.	Effective January 1, 2020 section 3.1 is hereby amended and restated to read:

Section 3.1. Employer Contributions. The Employer shall credit a percentage of Eligible Compensation to the Account of each Participant whether or not he is actively at work on the Valuation Date; such percentage shall be equal to the percentage in the Plan Year of the Corporation’s contribution to the ESOP.

2.Effective January 1, 2020, section 3.2(b) of the Plan is hereby deleted in its entirety and is hereby amended and restated to provide as follows:

(b)       Each Account shall be credited with interest equal to the Bank of America prime rate in effect on the Valuation Date, compounded annually.

IN WITNESS WHEREOF, this instrument of amendment is executed this 20th day of January 2020.

PARSONS CORPORATION

By:

Name:

Title: